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       Exhibit 23.3



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

       We consent to the references to our firm under the caption "Experts" in the Amendment to the Registration Statement (Form S-3) and related Prospectus of Medical Resources, Inc. for the registration of 8,458,607 shares of its common stock and to the incorporation by reference therein of our reports dated February 21, 1995 with respect to the financial statements of Kik Kin, L.P. for the years ended December 31, 1994 and January 1, 1994.



                                      /s/ DIXON, ODOM & CO., L.L.P.



       Greensboro, North Carolina
       December 12, 1997